EXHIBIT 10.6(b)(1)


                        AMENDMENT #1 DATED JULY 28, 2004
                          TO THE MPC DATED MAY 31, 2004

     This First Addendum To Money Purchase Contract ("First Addendum") is entered into by and between Equipment Depot, Inc., a Florida corporation ("Seller") and On Alert Systems, a Nevada corporation ("Purchaser") as follows:

                                 R E C I T A L S

     WHEREAS, Seller and Purchaser entered into a Money Purchase Contract ("MPC") dated as of May 31, 2004, which provided the terms under which Seller will be paid the sum of $150,000 by Purchaser as a portion of the consideration Purchaser agreed to pay to Seller for equipment Seller agreed to sell to Purchaser and Purchaser agreed to Purchase pursuant to the terms of an Equipment Purchase Agreement ("EPA") entered into between the parties of even date with the MPC; and,

     WHEREAS, the Purchaser agreed to execute to the benefit of the Seller any and all documents required by the Seller to perfect a first lien on the Equipment so purchased by the Purchaser; and,

     WHEREAS, Purchaser and a Lender have entered into a Promissory Note, from which proceeds of the loan emanating from the Note shall be utilized in part to pay the funds due to the Seller's Agent for the payment and reimbursement of Pre-Closing and Closing costs and deposits of $242,216; and,

     WHEREAS, the parties desire to modify certain provisions and reaffirm all other provisions of the Money Purchase Contract, as applicable to the terms of the EPA;

     Now Therefore, in consideration of the mutual covenants, representations and agreements heretofore entered into between the parties and hereinafter set forth below, the parties agree that the following provisions should become a part of the MPC just as if the provisions had been included in the MPC at the time the Agreement was entered into between the parties. Accordingly, the parties agree as follows:

     1. Subordination Agreement. The Seller irrevocably agrees that the liens and any and all security interests granted by the Purchaser under this MPC or the EPA of even date thereto, with respect to the Equipment that is the collateral for such liens and security interests, which was Purchased by the Purchaser pursuant to such EPA, or the payment of principal and interest or penalties related to the MPC or EPA, shall be and are subordinate in right of payment and subject to the prior payment or provision for payment in full of $242,216, plus any accrued interest due subsequent to the 62nd day after the Date of that certain Promissory Note between the Purchaser and LENDER ("Payment Obligation"), which claim pursuant to Lender's Note with the Purchaser, shall be paid prior to the claim of the Seller. Seller's claims pursuant to its MPC is superior to all other present and future creditors of the Purchaser arising out of any matter occurring prior to the date on which the related Payment
Obligation is paid to LENDER consistent with the provisions of all applicable state and Federal law, except for claims which are the subject of subordination agreements which rank on the same priority as the claim of the Seller under such subordination agreements.




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     2. Additional Consideration for the Subordination Agreement .
(a) The Seller has agreed to accommodate the Purchaser's request to subordinate its security interests in the Equipment pursuant to the MPC, EPA, and this Amendment #1 so as to satisfy the Purchaser's purposes and intents as it relates to the ownership of the Equipment and the Note executed to the benefit of LENDER, or the Substitute Equipment, as applicable. The Seller has incurred extraordinary costs and expenses in such endeavors on behalf of the Purchaser, and is due consideration for such accommodation, and the Purchaser hereby agrees to pay, at the closing of the first equity funding event of the_____________, or any alternate source utilized by the Purchaser, seventy-five thousand dollars ($75,000) to the Seller, and at the closing of the second tranche of the first equity funding event of the _________ Fund, or any alternate source utilized by the Purchaser, twenty-five thousand dollars ($25,000), in the form of cash, or registered securities of the Purchaser or its successors or any other securities acceptable to the Seller, or securities exempt from registration under the Securities Act(s). Such payment shall be subject to the terms of this MPC, and payable pursuant to those terms and conditions.
(b) The Purchaser shall direct Lender to pay Two hundred thirty-two thousand nine hundred dollars ($232,900) to the Seller's Agent, on its behalf, coincident with the availability of funds received from the LENDER Note, for the payment and reimbursement of Pre-Closing and Closing cost and deposits, as is due pursuant to the EPA and MPC of May 31, 2004. The payment of such funds shall be coincident to the subordination of the security interests of the Seller. If such funds are not paid in full to the Seller's Agent in such manner, no subordination shall be executed by the Seller and this Subordination Agreement shall be null and void.
(c) The Seller, as a result of the subordination agreement, shall be entitled to reapportion any of the shares it received as a result of the initial sale of Equipment on May 31, 2004, to other third parties as well as original recipients. Any new parties not originally a party to the EPA and RRA of May 31st, 2004, will execute exact duplicate original copies of the RRA and Investment Intent section of the EPA as a condition of the reapportionment.
(d) In the event that S-8 shares are issued to the providers of services related to the transactions contemplated herein, on the date the stock is registered pursuant to the S-8, if the value of the shares so issued is less than $100,000 on the previous trading date, the number of shares shall be adjusted to each recipient so that the number of shares granted in addition to the original grant would equal the differential in dollar value between $100,000 and the value of the shares on the date immediately preceding the effective date.

     3. Conflict and Ratification. Since the intent of this Addendum #1 to the MPC is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the MPC, in the event the terms and provisions of this Addendum #1 conflict with the terms and conditions of the MPC, EPA, RRA, or any other agreements executed by the parties concerning the MPC, the terms of this Addendum #1 shall prevail only to the extent that this Addendum has modified such applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of May 31, 2004; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.



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     4. Limitations of this Agreement.  Limited by its additions,  deletions, or modifications to the specific terms and conditions of the MPC, this Addendum #1 constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the MPC, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the MPC. Furthermore, the Seller is under no obligation, pursuant to the terms
of  the  EPA,  to  provide  this  Subordination   Agreement  other  than  as  an
accommodation to the Purchaser, and the provision of such Subordination Agreement shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the EPA, MPC, RRA, Bill of Sale, Desktop Valuation, or any other documents executed or delivered on May 31st , 2004, by the parties.

     5. Counterparts. This Addendum #1 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Amendments. This Addendum #1 may not be amended or modified without the written consent of the Seller and the Purchaser, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

     7. Severability. If any provision of this Addendum #1 shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Addendum #1 shall not be affected thereby.

     8. Titles and Subtitles. The titles and subtitles used in this Addendum #1 are for convenience only and are not to be considered in construing or interpreting any term or provision of this Addendum #1.

     9. Successors and Assigns. This Addendum #1 may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Addendum #1shall inure to the benefit of and be binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     10. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Addendum #1, (b) any discussions or negotiations relating to this Addendum #1 and (c) the identity of the parties to this Addendum #1 except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Addendum #1 or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Addendum #1 to be executed and delivered by the undersigned as of the 28th day of July, 2004.


SELLER:  Equipment Depot, Inc. and on behalf of all affiliated Sellers.

By: /s/ John D. Shearer
-------------------------------------------------
 John D. Shearer, Vice-President

PURCHASER: On Alert Systems, Inc.,

By: /s/ William A. Robinson
-------------------------------------------------
William A. Robinson, CEO




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